As filed with the Securities and Exchange Commission October 23, 2008	REGISTRATION NO. 333-137710

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 10

TO

FORM S-1A

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

IDENTICA HOLDINGS CORPORATION

(Name of Small Business Issuer in its Charter)

Nevada	5072	56-2548271
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

Identica Holdings Corporation

3825 Henderson Blvd., Suite 605A

Tampa, FL 33629

(813) 642-3479

 (Address and telephone number of

principal executive offices and principal

place of business)

Edward A. Foster

Chief Executive Officer

Identica Holdings Corporation

3825 Henderson Blvd., Suite 605A

Tampa, FL 33629

(813) 642-3479

(Name, address and telephone

Number of agent for service)

Copies of all Communications to:

David Lubin & Associates, PLLC

David Lubin, Esq.

26 E. Hawthorne Avenue

Valley Stream, NY 11580

Telephone No.: (516) 887-8200

Facsimile: (516) 887-8250

Approximate date of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.□

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. □

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.001	2,024,572	$1.00	(2)	2,024,572
Common Stock, par value $.001	4,265,822	$1.00	(2)(3)	4,265,822
Common Stock, par value $.001	2,276,000	$1.00	(2)(4)	$2,276,000
Total	8,566,394				$1,550.81	(5)

1)

In the event of a stock split, stock dividend or similar transaction involving our shares of common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

2)

There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $1.00 per share.

3)

Represents the number of shares of common stock that may be sold by the selling security holders following the exercise of an aggregate of 2,024,572 warrants.

4)

Represents the number of shares of common stock that may be sold by the selling security holders following the conversion of convertible notes.

5)

Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

This Amendment is being filed to include an updated legal opinion as Exhibit 5.1.

Item 27. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation of the Registrant	*
3.2	By-Laws of the Registrant	*
3.3	Certificate of Designation of Series "A" Convertible Preferred Stock	*
4.1	Specimen Common Stock Certificate	*
4.2	Warrant Agreement between the Registrant and eRoomSystem Technologies, Inc.	*
4.3	Note, dated May 20, 2005, in the principal amount of $150,000, issued by the Registrant to eRoomSystem Technologies, Inc.	*
4.4	Form of 8% Convertible Note, due December 31, 2007	*
4.5	Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and Faward Consulting Corp.	*
4.6	Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and 1462869 Ontario Inc.	*
4.7	Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and Cesar Rego	*
4.8	Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and Colin Wright	*
4.9	Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and Corporate Management Consultants	*
4.10	Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and Joseph Cruz	*
4.11	Note, dated September 19, 2006, in the principal amount of $750,000, issued by the Registrant to Marchco Management Inc.	*
4.12	Form of Warrant Agreement	*
4.13	Extension dated May 1, 2008 to Note dated May 20, 2005, in the principal amount of $150,000, issued by the Registrant to eRoomSystem Technologies, Inc.	*
5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered	Filed herewith
10.1	Asset Purchase Agreement, dated as of April 25, 2005, by and between the Registrant and American Biometrics and Security, Inc.	*
10.2	Asset Purchase and Liability Assumption Agreement, dated as of November 18, 2005 by and between the Registrant and Identica Corp.	*
10.3	Distributorship Agreement dated May 6, 2005 by and between TechSphere Co., Ltd. And Identica Corp.	* **
10.4	Shareholders' Agreement, dated as of August 10th, 2005, by and among the Registrant, 1462869 Ontario Inc., Faward Consulting Corp., SDS-Sonsitar Data Services Inc., and Mr. David Clayden	*
10.5	Form of Share Exchange Agreement, dated November 18, 2005, among the Registrant, Identica Canada Corp., and the shareholders of Identica Canada Corp.	*
10.6	Security Agreement dated May 20, 2005, between the Registrant and eRoomSystem Technologies, Inc.	*
10.7	Form of Private Placement Subscription Agreement, by and between the Registrant and certain investors	*
10.8	Form of Registration Rights Agreement by and between the Registrant and certain investors	*
10.9	Agreement dated October 2005 by and between Spartan Securities and the Registration	*
10.10	Consulting Agreement, dated May 1, 2005, between Registrant and Faward Consulting Corp.	*
10.11	Consulting Agreement, dated May 1, 2005, between Registrant and 1462869 Ontario Inc.	*

10.12	Independent Contractor Work Made for Hire Agreement, dated February 1, 2006, by and between the Registrant and TechSphere Co., Ltd.	p
10.13	Form of a Re-seller Agreement	**p
10.14	Contract Assignment, dated November 18, 2005 by and between Registrant and Identica Corp.	*
10.15	TechSphere Letter to Identica Auditors Removing Sales Quota	#
10.16	TechSphere Letter Agreement - Extension of Territory and Agreement Revision	#
10.17	Form of Subscription Agreement for Series "A" Convertible Preferred Stock	#
10.18	Form of Investor Rights Agreement with the holders of the Series "A" Convertible Preferred Stock	#
10.19	Professional Services Agreement, dated September 7, 2005, by and between the Registrant and eRoomSystem Technologies, Inc.	#
10.20	Distributorship Agreement dated January 2, 2008 by and between TechSphere Co., Ltd. and Registrant	**p
10.21	Addendum dated March 3, 2008, to Consulting Agreement between 1462869 Ontario Inc. and Registrant	~
10.22	Addendum dated March 3, 2008, to Consulting Agreement between Faward Consulting Corp. and Registrant	~
10.23	Office Lease dated July 1, 2008 between Registrant and the Crown Building	^
10.24	Promissory Note dated February 12, 2008 between Meadowbank Investments, Inc. and Registrant	+
14.1	Code of Ethics	*
12.1	Subsidiaries of Registrant	#
23.1	Consent of SF Partnership, LLP	#
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)	=
23.3	Consent of Rosenberg Rich Baker Berman & Co.	+
24.1	Power of Attorney (Contained on the signature page of this Registration Statement)	+

* Previously filed as an exhibit to the Registration Statement on Form SB-2 filed on September 29, 2006     (Registration Number 333-137710).

# Previously filed as an exhibit to the Registration Statement on Form SB-2 filed on November 13, 2007     (Registration Number 333-137710).

~ Previously filed as an exhibit to the Registration Statement on Form S-1 filed on May 13, 2008 (Registration Number 333-137710).

^ Previously filed as an exhibit to the Registration Statement on Form S-1 filed on July 11, 2008 (Registration Number 333-137710).

= Previously filed as an exhibit to the Registration Statement on Form S-1 filed on August 11, 2008 (Registration Number 333-137710).

p Previously filed as an exhibit to the Registration Statement on Form S-1 filed on August 13, 2008 (Registration Number 333-137710).

+ Previously filed as an exhibit to the Registration Statement on Form S-1 filed on October 6, 2008 (Registration Number 333-137710).

** Portions of these exhibits have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, the State of Florida, in the United States of America, on the 23rd day of October, 2008.

IDENTICA HOLDINGS CORPORATION
By:	/s/ Edward Foster
Edward Foster Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michael D. Finn
Michael D. Finn Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Edward Foster	Chief Executive Officer	October 23, 2008
Edward Foster	(principal executive officer)

/s/ Michael D. Finn	Chief Financial Officer	October 23, 2008
Michael D. Finn	(principal accounting officer and principal financial officer)

/s/ Terry Wheeler*	President and Director	October 23, 2008
Terry Wheeler

/s/ Francine Foster*	Secretary and Director	October 23, 2008
Francine Foster

* By: /s/ Edward A. Foster	Attorney-in-Fact	October 23, 2008

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